Eagle Bulk Shipping Inc. Successfully Completes Greenship Bulk Trust Acquisition Program with Delivery of Ninth Ultramax Vessel
STAMFORD, Conn., September 5, 2017 -- Eagle Bulk Shipping, Inc. (Nasdaq: EGLE) (the “Company”), one of the world’s largest owner-operators in the Supramax/Ultramax segment, today announced that it has taken delivery of the M/V Westport Eagle, the ninth and final Crown-63 Ultramax dry bulk vessel the Company acquired from Greenship Bulk Trust.
Gary Vogel, Eagle Bulk's CEO, commented, "The successful conclusion of the nine-vessel fleet acquisition from Greenship Bulk provides clear and unambiguous benefits for Eagle, chief among them a significantly expanded commercial footprint and a more modern and efficient fleet. These positive developments, in conjunction with the successful buildout of our active management model, should help ensure we generate both higher time charter equivalent (“TCE”) earnings and incremental shareholder value.”
With the addition of the M/V Westport Eagle, the Eagle Bulk fleet currently consists of 48 vessels on the water, comprised exclusively of Supramax/Ultramax vessels.

About Eagle Bulk Shipping
Eagle Bulk Shipping Inc. is a Marshall Islands corporation headquartered in Stamford, Connecticut. Eagle Bulk owns one of the largest fleets of Supramax/Ultramax dry bulk vessels in the world. Supramax/Ultramax vessels, which are constructed with on-board cranes, range in size from approximately 50,000 to 65,000 dwt. The Company transports a broad range of major and minor bulk cargoes, including but not limited to coal, grain, ore, pet coke, cement and fertilizer, along worldwide shipping routes.

Forward-Looking Statements
Matters discussed in this release may constitute forward-looking statements. Forward-looking statements reflect management's current expectations and observations with respect to future events and financial performance. Where the Company expresses an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, the Company's forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements.  The Company's actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including changes in the Company’s financial resources and operational capabilities and as a result of certain other factors listed from time to time in the Company's filings with the U.S. Securities and Exchange Commission.  The Company disclaims any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Company Contact
Frank De Costanzo
Chief Financial Officer
Eagle Bulk Shipping Inc.
Tel. +1 203-276-8100
Email: investor@eagleships.com

Media and Investor Contact
Jonathan Morgan or Alex Hinson
Perry Street Communications
212-741-0014
eagle@perryst.com